As filed with the Securities and Exchange Commission on August 25, 2022

Registration No. 333-264216

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delwinds Insurance Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	85-1050265
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One City Centre
1021 Main Street, Suite 1960
Houston, Texas 77002
(713) 337-4077
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew J. Poole
Chief Executive Officer
One City Centre
1021 Main Street, Suite 1960
Houston, Texas 77002
(713) 337-4077
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105-0302 (212) 370-1300	Nimish Patel, Esq. Blake Baron, Esq. Mitchell Silberberg & Knupp LLP 2049 Century Park East, 18th Floor Los Angeles, California 90064 (310) 312-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-264216) (this “Amendment No. 5”) is being filed solely to file certain exhibits to the Registration Statement. This Amendment No. 5 does not modify any provision of the joint proxy statement/consent solicitation statement/prospectus contained in Part I. Accordingly, the joint proxy statement/consent solicitation statement /prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Delwinds’ amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Delwinds’ bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, Delwinds has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require Delwinds, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21. Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit
2.1^#	Agreement and Plan of Merger, dated as of February 24, 2022, by and among Delwinds, FOXO, DWIN Merger Sub Inc., and DIAC Sponsor LLC, in its capacity as Purchaser Representative thereunder. (attached as Annex A to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement).(1)
2.2^	Amendment to Agreement and Plan of Merger, dated as of April 26, 2022, by and among Delwinds Insurance Acquisition Corp., FOXO Technologies Inc. and DIAC Sponsor LLC, in its capacity as Purchaser Representative. (included in Annex A to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement).(6)
2.3^	Amendment No. 2 to Agreement and Plan of Merger, dated as of July 6, 2022, by and among Delwinds Insurance Acquisition Corp., FOXO Technologies Inc. and DIAC Sponsor LLC, in its capacity as Purchaser Representative. (included in Annex A to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement).(7)
2.4^	Amendment No. 3 to Agreement and Plan of Merger, dated as of August 12, 2022, by and among Delwinds Insurance Acquisition Corp., FOXO Technologies Inc. and DIAC Sponsor LLC, in its capacity as Purchaser Representative. (included in Annex A to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement).(8)
3.1^	Amended and Restated Certificate of Incorporation of Delwinds.(2)
3.2^	Amendment to Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2022).
3.3^	Form of Second Amended and Restated Certificate of Incorporation of the Combined Company (attached as Annex B to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement), to be effective immediately after the closing of the Business Combination.
3.4^	Bylaws of Delwinds, as currently in effect(3)
3.5^	Form of Amended Bylaws of the Combined Company (attached as Annex C to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement), to be effective upon the completion of the Business Combination.
4.1^	Specimen Unit Certificate of Delwinds.(4)
4.2^	Specimen Common Stock Certificate of Delwinds.(4)
4.3^	Specimen Warrant Certificate of Delwinds.(4)
4.4^	Warrant Agreement, dated December 10, 2020, between Delwinds and Continental Stock Transfer & Trust Company, as Warrant Agent.(2)
5.1^	Opinion of Ellenoff Grossman & Schole LLP.
8.1^	Form of Federal Tax Opinion of Ellenoff Grossman & Schole LLP.

Exhibit Number	Description of Exhibit
10.1^	Letter Agreement, dated December 10, 2020, by and among Delwinds, its officers and directors and the Sponsor.(2)
10.2^	Investment Management Trust Agreement, dated December 10, 2020, by and between the Delwinds and Continental Stock Transfer & Trust Company, as trustee.(2)
10.3^	Form of Letter Agreement Amendment, by and among Delwinds, its officers and directors and the Sponsor (attached as Annex F to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement).
10.4^	Registration Rights Agreement, dated December 10, 2020, by and among Delwinds and certain security holders.(2)
10.5^	Securities Subscription Agreement, dated May 28, 2020, by and between Delwinds and DIAC Sponsor LLC.(3)
10.6^#	Form of Backstop Subscription Agreements, dated February 24, 2022, by and between Delwinds and the Subscription investors thereto.(1)
10.7^	Administrative Services Agreement, dated December 10, 2020, between Delwinds and DIAC Sponsor LLC.(2)
10.8^††	Form of 2022 Equity Incentive Plan (attached as Annex D to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement).
10.9*††	Form of 2022 Management Contingent Share Plan.
10.10^#	Common Stock Purchase Agreement, dated as of February 24, 2022, by and between Delwinds and Cantor.(1)
10.11^#	Registration Rights Agreement, dated as of February 24, 2022, by and between Delwinds and Cantor.(1)
10.12^	Form of Lock-Up Agreement, dated as of February 24, 2022, by and among Delwinds, the Purchaser Representative and the stockholders of FOXO party thereto.(1)
10.13^	Form of Voting Agreement, dated as of February 24, 2022, by and among Delwinds, FOXO and the stockholders of FOXO party thereto.(1)
10.14^	Promissory Note, dated February 23, 2022, issued by Delwinds Insurance Acquisition Corp. to DIAC Sponsor LLC.(5)
10.15^	Form of Non-Competition Agreement, effective as of February 24, 2022, by and among Delwinds, FOXO and the stockholders of FOXO party thereto.(1)
10.16^	Promissory Note issued to FOXO Technologies Inc., dated June 6, 2022(7)
21.1^	List of Subsidiaries.
23.1^	Consent of Grant Thornton LLP, independent registered public accounting firm of Delwinds.
23.2^	Consent of KPMG LLP, independent registered public accounting firm of FOXO.
23.3^	Consent of UHY LLP, independent registered public accounting firm of FOXO.
23.4^	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1 and Exhibit 8.1).
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1^	Consent of Bret Barnes.
99.2^	Consent of Murdoc Khaleghi.
99.3^	Consent of Jon Sabes.
99.4^	Consent of Andrew J. Poole.
99.5^	Consent of Houlihan Lokey Capital, Inc.
99.6^	Preliminary Proxy Card.
99.7^	Section 262 of the DGCL (attached as Annex G to this joint proxy statement/consent solicitation statement/prospectus contained in this registration statement)
101.INS	Inline XBRL Instance Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107^	Filing Fee Table

††	Indicates management contract or compensatory plan or arrangement.

#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Filed herewith.

^	Previously filed.

(1)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on March 2, 2022.

(2)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on December 16, 2020.

(3)	Incorporated herein by reference to the Registrant’s Form S-1 filed on September 11, 2020, as amended.

(4)	Incorporated herein by reference to the Registrant’s Form S-1/A filed on September 22, 2020, as amended.

(5)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on February 25, 2022.

(6)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on April 27, 2022.

(7)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 6, 2022.

(8)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on August 12, 2022.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(b)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of August, 2022.

DELWINDS INSURANCE ACQUISITION CORP.

By:	/s/ Andrew J. Poole
Andrew J. Poole,
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Andrew J. Poole	Chief Executive Officer and Chairman of the Board	August 25, 2022
Andrew J. Poole	(Principal Executive Officer)

*	Chief Financial Officer and Secretary	August 25, 2022
Bryce Quin	(Principal Financial and Accounting Officer)

*	Director	August 25, 2022
Michael T. Gray

*	Director	August 25, 2022
Senator E. Benjamin Nelson

*	Director	August 25, 2022
Paul Britton Newhouse

*	Director	August 25, 2022
Ryan Rugg

* By: Andrew J. Poole		August 25, 2022
Andrew J. Poole
Attorney-in-Fact